EX-99.77I NEW SECURITIES

The Guinness Atkinson Funds established Funds of Guinness Atkinson Alternative Energy Fund and Guinness Atkinson Asia Pacific Dividend Fund, as described in the Amendment dated March 31, 2006 to the Declaration of Trust contained in Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 033-75340 and 811-08360), as filed with the Securities and Exchange Commission via EDGAR on January 13, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.